UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 7, 2020

GLOBAL WATER RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37756	90-0632193
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
21410 N. 19th Avenue #220, Phoenix, Arizona, 85027
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (480) 360-7775
Not Applicable
(Former name or former address, if changed since last report)

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	GWRS	The NASDAQ Stock Market, LLC (NASDAQ Global Market)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Global Water Resources, Inc. 2020 Omnibus Incentive Plan

On May 7, 2020, Global Water Resources, Inc. (the “Company”) held its 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”) at which the Company’s stockholders approved the Global Water Resources, Inc. 2020 Omnibus Incentive Plan (the “Plan”). The Plan was previously approved by the board of directors (the “Board”) of the Company on August 6, 2019, subject to stockholder approval. The voting results relating to the approval of the Plan are set forth under Item 5.07 of this Current Report on
Form 8-K.

The material terms of the Plan were described in the Company's definitive proxy statement filed with the Securities and Exchange Commission on March 27, 2020 (the “Proxy Statement”) under the caption “Proposal Three – Approval Of The Global Water Resources, Inc. 2020 Omnibus Incentive Plan,” which description is incorporated herein by reference.

The purpose of the Plan is to promote the interests and long-term success of the Company and its stockholders by providing an incentive to attract, retain and reward certain officers, employees and directors of, and consultants providing services to, the Company or an affiliate, and by motivating such persons to contribute to the continued growth and success of the Company.

Awards that may be granted under the Plan include non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, stock awards, performance shares, performance units and non-employee director retainer awards. Subject to adjustment in certain circumstances, the total number of shares of common stock that may be delivered pursuant to awards granted under the Plan is 1,170,000.

The descriptions of the Plan contained herein and in the Proxy Statement do not purport to be complete and are qualified in their entirety by reference to the full text of the Plan, a copy of which is attached as Annex A to the Proxy Statement and is incorporated herein by reference.

Restricted Stock Grants

Pursuant to the respective employment agreements, dated August 6, 2019, with each of Ron L. Fleming, the Company’s President and Chief Executive Officer, and Michael J. Liebman, the Company’s Senior Vice President, Secretary and Chief Financial Officer, Mr. Fleming and Mr. Liebman were entitled to 81,120 and 66,370 shares of restricted stock (the “Restricted Shares”), respectively, subject to the approval of the Plan by the Company’s stockholders.

Following the approval of the Plan by the Company’s stockholders at the Annual Meeting, the Compensation Committee of the Board authorized and approved the grant under the Plan of 81,120 and 66,370 Restricted Shares to Mr. Fleming and Mr. Liebman, respectively, as of May 8, 2020, which shall vest in three substantially equal installments: one-third (1/3) of the Restricted Shares shall vest on the grant date; one-third (1/3) of the Restricted Shares shall vest on the first anniversary of the grant date; and one-third (1/3) of the Restricted Shares shall vest on the second anniversary of the grant date.

The forgoing description of the Restricted Share awards does not purport to be complete and is qualified in its entirety by reference to the full text of the respective restricted stock agreements with each of Mr. Fleming and Mr. Liebman, which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference. The Company’s form of restricted stock agreement under the Plan is attached as Exhibit 10.3 to this Current Report on Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 7, 2020, the Company held the 2020 Annual Meeting. At the 2020 Annual Meeting, the Company’s stockholders (i) elected seven directors, each to hold office for a term to expire at the 2021 Annual Meeting of Stockholders, with each director to hold office until his or her successor is duly elected or until his or her earlier resignation or removal, (ii) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020, and (iii) approved the Global Water Resources, Inc. 2020 Omnibus Incentive Plan. Each of these proposals is described in more detail in the Proxy Statement.

The matters voted upon at the 2020 Annual Meeting and the results of the votes are as follows:

Proposal One: Election of Directors.

	Votes For	Votes Withheld	Broker Non-Votes
William S Levine	14,008,662	714,160	2,175,004
Richard M. Alexander	13,764,436	958,386	2,175,004
David C. Tedesco	13,164,524	1,558,298	2,175,004
Ron L. Fleming	14,635,786	87,036	2,175,004
Debra G. Coy	14,635,157	87,665	2,175,004
Brett Huckelbridge	14,631,321	91,501	2,175,004
David Rousseau	14,630,013	92,809	2,175,004

Proposal Two: Ratification of Independent Registered Public Accounting Firm.

Votes For	Votes Against	Abstentions	Broker Non-Votes
16,802,656	50,763	44,407	—

Proposal Three: Approval of the Global Water Resources, Inc. 2020 Omnibus Incentive Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
14,503,150	118,550	101,122	2,175,004

Item 9.01	Financial Statements and Exhibits.
(i)Exhibits

Exhibit No.	Description

10.1	Restricted Stock Agreement with Ron L. Fleming, dated May 8, 2020

10.2	Restricted Stock Agreement with Michael J. Liebman, dated May 8, 2020

10.3	Form of Restricted Stock Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL WATER RESOURCES, INC.

Date: May 8, 2020
Michael J. Liebman
Chief Financial Officer